SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 29, 2014

NATURAL RESOURCE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31465	35-2164875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Jefferson, Suite 3600 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 751-7507

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2014, Natural Resource Partners L.P. (“NRP”) announced that Nick Carter will retire from his position as President and Chief Operating Officer of GP Natural Resource Partners LLC, the general partner of the general partner of NRP (“GP LLC”), effective September 1, 2014. On such date, Wyatt L. Hogan, who currently serves as Executive Vice President of GP LLC, will become President of GP LLC and will report to Corbin J. Robertson, Jr., GP LLC’s Chairman and Chief Executive Officer. In addition, Kevin F. Wall, who currently serves as Executive Vice President—Operations of GP LLC, will become Chief Operating Officer of GP LLC and will report to Mr. Hogan. The date of Mr. Carter’s retirement and the promotions of Messrs. Hogan and Wall were determined by the Board of Directors of GP LLP on May 29, 2014. These changes mark the culmination of an extensive, two-year strategic review and succession planning process at NRP. There is no arrangement or understanding between Messrs. Hogan and Wall and any other person(s) pursuant to which they were appointed to their respective officer positions at NRP. Neither of Messrs. Hogan nor Wall have any family relationships with any director or executive officer of NRP or any person nominated or chosen to become a director or executive officer of NRP.

Following his retirement on September 1, 2014, Mr. Carter will work as a consultant to NRP through the end of 2014 in order to ensure a seamless transition of his responsibilities. As a consultant, Mr. Carter will receive a salary equal to his current salary and will receive the same health benefits that he is currently receiving.

Wyatt L. Hogan, 42, has served as Executive Vice President of GP Natural Resource Partners since December 2013. Mr. Hogan was Vice President, General Counsel and Secretary of GP Natural Resource Partners LLC from May 2003 to December 2013. Mr. Hogan joined NRP in 2003 from Vinson & Elkins L.L.P., where he practiced corporate and securities law from August 2000 through April 2003. Mr. Hogan also serves as Executive Vice President of Quintana Minerals Corporation, New Gauley Coal Corporation, the general partner of Western Pocahontas Properties Limited Partnership and the general partner of Great Northern Properties Limited Partnership, and from 2003 to October 2013, Mr. Hogan served as General Counsel and Secretary of those entities. He is also a member of the Board of Directors of Quintana Minerals Corporation and represents NRP as one of its appointees to the Partnership Committee of OCI Wyoming L.P. Mr. Hogan will succeed Mr. Carter on the Board of the National Mining Association.

Kevin F. Wall, 57, has served as Executive Vice President, Operations of GP Natural Resource Partners LLC since December 2008. Mr. Wall served as Vice President — Engineering for GP Natural Resource Partners LLC from 2002 to 2008. Mr. Wall has also served as Vice President — Engineering of the general partner of Western Pocahontas Properties Limited Partnership since 1998, of the general partner of Great Northern Properties Limited Partnership since 1992, and of New Gauley Coal Corporation since 1998. Mr. Wall also represents NRP as one of its appointees to the Partnership Committee of OCI Wyoming L.P. He has performed duties in the land management, planning, project evaluation, acquisition and engineering areas since 1981. He is a Registered Professional Engineer in West Virginia and is a member of the American Institute of Mining, Metallurgical, and Petroleum Engineers and of the National Society of Professional Engineers. Mr. Wall also serves as Chairman of the National Council of Coal Lessors, serves on the Board of Directors of Leadership Tri-State and the Board of the Virginia Center for Coal and Energy Research and is a past president of the West Virginia Society of Professional Engineers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Resource Partners L.P.

By:	NRP (GP) LP,
its general partner

By:	GP Natural Resource Partners LLC,
its general partner

By:	/s/ Kathryn S. Wilson
	Name:	Kathryn S. Wilson
	Title:	Vice President and General Counsel

June 2, 2014

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